UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2022

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2022, Sanjay S. Subramanian, Chief Financial Officer and Head of Corporate Development of Ocugen, Inc. (the “Company”), tendered his resignation to the Company, effective as of March 18, 2022 (the “Effective Date”), in order to pursue new opportunities. Mr. Subramanian’s resignation was not due to any disagreement or dispute with the Company or the Board of Directors of the Company (the “Board”) regarding any matter, including the Company’s accounting principles, practices, financial statement disclosures or compliance procedures. The Board thanks Mr. Subramanian for his service to the Company and wishes him well in his future endeavors.

On March 4, 2022, the Board appointed Jessica Crespo, the Company’s Vice President, Corporate Controller & Treasurer, to Chief Accounting Officer and Senior Vice President, Finance, effective as of the Effective Date. As of the Effective Date, Ms. Crespo will also be appointed as the Company’s principal financial officer and principal accounting officer.

Ms. Crespo, age 45, has served as our Vice President, Corporate Controller & Treasurer since October 2019, and has over 20 years’ experience in accounting and financial reporting.  Prior to joining the Company, Ms. Crespo served as Director, Accounting/Finance at Aerie Pharmaceuticals from May 2017 to October 2019, and prior to that, also served in the finance departments of Aralez Pharmaceuticals and Cubist Pharmaceuticals, where she was responsible for financial and technical accounting and Securities and Exchange Commission reporting, including the implementation of new accounting standards and the accounting and reporting of complex transactions. Prior to that, Ms. Crespo was a senior manager in Ernst & Young’s audit and assurance practice. She holds a Bachelor of Science in Accounting from Boston College and is a Certified Public Accountant.

There are no arrangements or understandings between Ms. Crespo, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Crespo was appointed as the Company’s Chief Accounting Officer and Senior Vice President, Finance. Ms. Crespo does not have a family relationship with any director or executive officer of the Company. Furthermore, there are no transactions between Ms. Crespo and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.

Item 8.01	Other Information.

On March 4, 2022, the Company issued a press release announcing that the U.S. Food and Drug Administration (“FDA”), at this time, has declined to issue an Emergency Use Authorization for COVAXIN™ for active immunization to prevent COVID-19 caused by SARS-CoV-2 in individuals 2 to 18 years of age. The Company intends to continue working with FDA to evaluate the regulatory pathway for the pediatric use of COVAXIN™.

A copy of this press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document
99.1	Press Release of Ocugen, Inc. dated March 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2022

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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